SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2007
FILE NUMBER 811-1424
SERIES NO.: 18

72DD. 1. Total income dividends for which record date passed during the period. ($000's Omitted)
      Class A                                                 $2,151
      2. Dividends for a second class of open-end company shares
         ($000's Omitted)
      Class B                                                   $467
      Class C                                                   $263
      Class R                                                     $4
      Investor Class                                         $12,800
      Institutional Class                                       $332

73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
1.    Dividends from net investment income
      Class A                                                $0.1100
      2. Dividends for a second class of open-end company shares
         (form nnn.nnnn)
      Class B                                                $0.0642
      Class C                                                $0.0642
      Class R                                                $0.0929
      Investor Class                                         $0.1174
      Institutional Class                                    $0.1360

74U.  1. Number of shares outstanding (000's Omitted)
      Class A                                                 17,964
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
      Class B                                                  7,154
      Class C                                                  4,024
      Class R                                                     44
      Investor Class                                         107,857
      Institutional Class                                      3,565

74V.  1. Net asset value per share (to nearest cent)
      Class A                                                 $14.18
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                                                 $14.04
      Class C                                                 $14.03
      Class R                                                 $14.18
      Investor Class                                          $14.17
      Institutional Class                                     $14.17